                                                              Exhibit 10(iii).28





                                 IT CORPORATION
                           DEFERRED COMPENSATION PLAN
                              (AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1998)

                                TABLE OF CONTENTS

ARTICLE 1           Definitions...................................................................................1

ARTICLE 2           Selection, Enrollment, Eligibility............................................................5

          2.1       Selection by Committee........................................................................5
          2.2       Enrollment Requirements.......................................................................5
          2.3       Eligibility; Commencement of Participation....................................................5

ARTICLE 3           Deferral Commitments/Interest Crediting.......................................................6

          3.1       Minimum Deferral..............................................................................6
          3.2       Maximum Deferral..............................................................................6
          3.3       Election to Defer; Effect of Election Form....................................................6
          3.4       Withholding of Deferral Amounts...............................................................6
          3.5       Interest Crediting Prior to Distribution......................................................6
          3.6       Interest Crediting for Installment Distributions..............................................7
          3.7       FICA Taxes....................................................................................7
          3.8       Vesting.......................................................................................7
          3.9       Disability Waiver.............................................................................7
          3.10      Statement.....................................................................................7

ARTICLE 4           Short-Term Payout; Unforeseeable Financial Emergencies;  Withdrawal Election..................8

          4.1       Short-Term Payout.............................................................................8
          4.2       Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.........................8
          4.3       Withdrawal Election...........................................................................8

ARTICLE 5           Retirement and Termination Benefits...........................................................9

          5.1       Retirement Benefit............................................................................9
          5.2       Termination Benefit...........................................................................9
          5.3       Death Prior to Completion of Benefits.........................................................9
          5.4       Disability....................................................................................9

ARTICLE 6           Pre-Termination Survivor Benefit.............................................................10

          6.1       Pre-Termination Survivor Benefit.............................................................10
          6.2       Payment of Pre-Termination Survivor Benefits.................................................10

ARTICLE 7           Beneficiary Designation......................................................................11

          7.1       Beneficiary..................................................................................11
          7.2       Beneficiary Designation;  Change; Spousal Consent............................................11
          7.3       Acknowledgment...............................................................................11
          7.4       No Beneficiary Designation...................................................................11
          7.5       Doubt as to Beneficiary......................................................................11
          7.6       Discharge of Obligations.....................................................................11


                                       i

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
ARTICLE 8           Leave Of Absence.............................................................................12

          8.1       Paid Leave of Absence........................................................................12
          8.2       Unpaid Leave of Absence......................................................................12

ARTICLE 9           Termination, Amendment or Modification.......................................................13

          9.1       Termination..................................................................................13
          9.2       Amendment....................................................................................13
          9.3       Effect of Payment............................................................................13

ARTICLE 10          Administration...............................................................................14

          10.1      Committee Duties.............................................................................14
          10.2      Agents.......................................................................................14
          10.3      Binding Effect of Decisions..................................................................14
          10.4      Indemnity of Committee.......................................................................14
          10.5      Employer Information.........................................................................14

ARTICLE 11          Claims Procedures............................................................................15

          11.1      Presentation of Claim........................................................................15
          11.2      Notification of Decision.....................................................................15
          11.3      Review of a Denied Claim.....................................................................15
          11.4      Decision on Review...........................................................................16
          11.5      Legal Action.................................................................................16

ARTICLE 12          Trust........................................................................................17

          12.1      Establishment of Trust.......................................................................17
          12.2      Interrelationship of the Plan and the Trust..................................................17

ARTICLE 13          Miscellaneous................................................................................18

          13.1      Unsecured General Creditor...................................................................18
          13.2      Employer's Liability.........................................................................18
          13.3      Nonassignability.............................................................................18
          13.4      Coordination with Other Benefits.............................................................18
          13.5      Not a Contract of Employment.................................................................18
          13.6      Furnishing Information.......................................................................18
          13.7      Terms........................................................................................18
          13.8      Captions.....................................................................................19
          13.9      Governing Law................................................................................19
          13.10     Notice.......................................................................................19
          13.11     Successors...................................................................................19
          13.12     Spouse's Interest............................................................................19
          13.13     Validity.....................................................................................19
          13.14     Incompetent..................................................................................19
          13.15     Distribution in the Event of Taxation........................................................20
          13.16     Legal Fees to Enforce Rights After Change in Control.........................................20
          13.17     Counterparts.................................................................................20
          13.18     Small Payments...............................................................................20


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                                 IT CORPORATION
                           DEFERRED COMPENSATION PLAN
                              AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 1998

                                     PURPOSE

                  The purpose of this Plan is to provide specified benefits to non-employee directors and a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of IT CORPORATION, a California corporation, and its affiliates. The Plan constitutes an unfunded plan that is not qualified under Code Section 401(a). The Plan was originally adopted effective July 1, 1995, but is hereby amended and restated effective January 1, 1998.

                                    ARTICLE 1
                                   DEFINITIONS

                  For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1      "Account Balance" shall mean, with respect to a Participant, the sum of
         (i) the Participant's Deferral Amount plus (ii) interest thereon credited in accordance with the applicable interest crediting provisions of the Plan, net of all distributions from such account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to or in respect of a Participant pursuant to the Plan.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, paid annually during a Plan Year, either in cash or stock, to a Participant as an employee under any Employer's annual bonus and incentive plans without regard to Code Section 401(a)(17).

1.3 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary and Annual Bonus that a Participant elects to have and is deferred, in accordance with Article 3, for any one Plan Year without regard to Code Section 401(a)(17).

1.4 "Base Annual Salary" shall mean the annual compensation and commissions (but excluding bonuses, overtime, incentive payments, non-monetary awards, directors fees, and other fees) paid to a Participant for services rendered to any Employer, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of any Employer. Notwithstanding the foregoing, in the case of non-employee directors, "Base Annual Salary" shall mean directors fees.



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1.5      "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under the Plan upon the death of a Participant.

1.6 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7      "Board" shall mean the board of directors of the Company.

1.8 "Change in Control" shall mean with respect to an Employer the first to occur of any of the following events:

         (a) Any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")), after the date hereof becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Employer's capital stock entitled to vote in the election of directors;

         (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Employees shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period;

         (c) Any consolidation or merger of the Employer, other than a consolidation or merger of the Employer in which the holders of the common stock of the Employer immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger;

         (d) The shareholders of the Employer approve any plan or proposal for the liquidation or dissolution of the Employer; or

         (e) Substantially all of the assets of the Employer are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Employer is a member.

1.9      "Claimant" shall have the meaning set forth in Section 11.1.

1.10     "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.11 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance: with its provisions pursuant to
         Article 10.

1.12     "Company" shall mean IT Corporation, a Delaware corporation.



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1.13     "Crediting Rate" shall mean, for a particular Plan Year, an interest rate determined by the compensation committee of the Board, in its sole and absolute discretion.

1.14 "Deferral Amount" shall mean the sum of all of a Participant's Annual Deferral Amounts.

1.15 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan (or would qualify if he were a participant in such a plan).

1.16 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.17 "Employer" shall mean the Company or any affiliate authorized by the Board to participate in the Plan.

1.18 "Participant" shall mean any employee or non-employee director of an Employer (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated.

1.19 "Plan" shall mean the IT Corporation Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be constituted from time to time.

1.20 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between one or more Employers and a Participant. Each Plan Agreement executed by, a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and shall specify the Employer or Employers liable for the Participant's benefits hereunder and the magnitude or extent of such liability. The Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement and each Employer's liability. Upon the complete payment of a Participant's Account Balance, each individual's Plan Agreement and his or her status as a Participant shall terminate.

1.21 "Plan Year" shall, for the first Plan Year, begin on January 1, 1996 and end on December 31, 1996. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31.

1.22     "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
         Article 6.

1.23 "Retirement," "Retire," "Retires," or "Retired" shall mean (a) in the case of a Participant that is an employee, severance from employment with all Employers for any reason other than a leave of absence on or after the attainment of (i) the date on which the sum of a Participant's age and Years of Service is equal to seventy (70), or
         (ii) age sixty-five (65), whichever is earlier; and (b) in the case of a Participant that is a non-employee director,



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         severance from service with all Employers for any reason other than a leave of absence on or after the attainment of (i) age 70 with at least five Years of Service, or (ii) ten Years of Service (in which case the Participant shall be deemed to Retire at age 65, or, if later, his or her actual age at Retirement. If a Participant has been both an employee and a nonemployee director, his or her Retirement shall occur at the later of whichever of clauses (a) or (b) applies.

1.24     "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.25     "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.26     "Termination Benefit" shall mean the benefit set forth in Article 5.

1.27 "Termination of Employment" shall mean the ceasing of employment or service with all Employers, voluntarily or involuntarily, for any reason other than Retirement, death or an authorized leave of absence.

1.28 "Trust" shall mean the one or more trusts established pursuant to that certain trust agreement between the Employers and the trustee named therein, as amended from time to time.

1.29 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole and absolute discretion of the Committee.

1.30 "Years of Service" shall mean, with respect to a Participant, the total number of such years recognized and taken into account under the IT Corporation Retirement Plan, except that in the case of non-employee directors, "Years of Service" shall mean the total number of years and portions thereof served as a non-employee director.



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                                    ARTICLE 2
                       SELECTION, ENROLLMENT, ELIGIBILITY

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to non-employee directors and to employees of an Employer who are part of a a select group of management or highly compensated employees. Generally, in the case of employees, such group shall be limited to employees eligible to participate in the Company's bonus incentive plan and with a Base Annual Salary of at least $100,000. From the foregoing, the Committee shall select, in its sole and absolute discretion, employees to participate in the Plan.

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected person shall complete, execute and return to the Committee within 30 days of selection a Plan Agreement, an Election Form and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole and absolute discretion are necessary.

2.3 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided a person selected to participate herein has met all enrollment requirements set forth herein and required by the Committee, including returning all required documents to the Committee within 30 days of selection, that person shall commence participation in the Plan upon the timely completion of those requirements and the Committee's acceptance of all submitted documents. If a person fails to meet all such requirements within the required 30 day period, he or she shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.



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


                                    ARTICLE 3
                     DEFERRAL COMMITMENTS/INTEREST CREDITING

3.1      MINIMUM DEFERRAL.

         (a) MINIMUM. For each Plan Year, a Participant may elect to defer Base Annual Salary and/or Annual Bonus paid during such Plan Year in the minimum amount of $2,000 in the aggregate. If no election is made, the amount deferred shall be zero.

         (b) SHORT PLAN YEAR. If a Participant first becomes a Participant after the first day of a Plan Year, or, in the case of the first Plan Year of the Plan itself, the minimum deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2 MAXIMUM DEFERRAL. For each Plan Year, a Participant may elect to defer Base Annual Salary and/or Annual Bonus up to 100% of his or her Base Annual Salary and Annual Bonus.

3.3 ELECTION TO DEFER; EFFECT OF ELECTION FORM. In connection with a Participant's commencement of participation in the Plan, the Participant shall make a deferral election by delivering to the Committee a completed and signed Election Form, which election and form must be accepted by the Committee for a valid election to exist. For each succeeding Plan Year, a new Election Form must be delivered to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no Election Form is timely delivered for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year.

3.4 WITHHOLDING OF DEFERRAL AMOUNTS. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld each payroll period in equal amounts from the Participant's Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant.

3.5 INTEREST CREDITING PRIOR TO DISTRIBUTION. Prior to any distributions of benefits under Articles 4, 5, or 6, interest at the Crediting Rate shall be credited and compounded annually on a Participant's Account Balance as of the date the portion of the Annual Deferral Amount was actually withheld from the compensation the Participant would otherwise receive. In the event of Retirement, death or a Termination of Employment prior to the end of a Plan Year, the basis for that year's interest crediting will be a fraction of the full year's interest, based on the number of full months that the Participant was employed with the Employer during the Plan Year prior to the occurrence of such event. If a distribution is made under this Plan, for purposes of crediting interest, the Account Balance shall be reduced as of the first day of the month in which the distribution is



                                       6
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         made. A Participant shall receive credit for a full month of interest if he or she was a Participant for at least 15 days of a particular month.

3.6 INTEREST CREDITING FOR INSTALLMENT DISTRIBUTIONS. In the event a benefit is paid in installments under Articles 5 or 6 interest shall be credited and compounded on the undistributed portion of the Participant's Account Balance commencing on the first day of the month in which the Participant terminates employment, using a fixed interest rate that is determined by averaging the Crediting Rates for the Plan Year in which installment payments commence and the four (4) preceding Plan Years. If a participant has completed fewer than five (5) full years of Plan participation years, this average shall be determined using the Crediting Rates for the Plan Years during which the Participant participated in the Plan.

3.7 FICA TAXES. For each Plan Year, the Participant's Employer(s) shall ratably withhold from that portion of the Participant's Base Annual Salary and/or Annual Bonus that is not being deferred, the Participant's share, if any, of FICA taxes on deferred amounts (or earnings thereon). If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section.

3.8 VESTING. A Participant shall have at all times a fully vested and nonforfeitable interest in his or her Account Balance.

3.9      DISABILITY WAIVER.

         (a) WAIVER OF DEFERRAL; CREDIT FOR PLAN YEAR OF DISABILITY. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary and/or Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

         (b) RETURN TO WORK. If a Participant returns to employment or service with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section
                  3.3 above.

3.10 STATEMENT. Each Employer shall provide no less frequently than annually to each Participant a statement of the Participant's total Account Balance including earnings credited thereto.



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                                    ARTICLE 4
             SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES;
                               WITHDRAWAL ELECTION

4.1 SHORT-TERM PAYOUT. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future "Short-Term Payout" from the Plan with respect to that Annual Deferral Amount. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus interest credited at the Crediting Rate on that amount. Subject to the other terms and conditions of this Plan, each Short-Term payout elected shall be paid within 60 days of the first day of the Plan Year that is 5 or more years after the first day of the Plan Year in which the Annual Deferral Amount is actually deferred.

4.2 WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If subject to the sole and absolute discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval.

4.3 WITHDRAWAL ELECTION. A Participant may elect, at any time, to withdraw all of his or her Account Balance, calculated as if such Participant were receiving a Termination Benefit, less a withdrawal penalty (the net amount shall be referred to as the "Withdrawal Amount"). No partial withdrawals of that balance shall be allowed. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The withdrawal penalty shall be equal to 15% of the Participant's Account Balance determined immediately prior to the date of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future.



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                                    ARTICLE 5
                       RETIREMENT AND TERMINATION BENEFITS

5.1 RETIREMENT BENEFIT. A Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on his or her initial Election Form to receive the Retirement Benefit in a lump sum or in equal monthly payments over a period of 60, 120, or 180 months. The lump sum payment shall be made, or installment payments shall commence, on the date at or after his or her Retirement specified on the Election Form. The Participant may change these elections to an allowable alternative payout format by submitting a new Election Form to the Committee, provided that any such new Election Form is submitted at least 3 years prior to the Participant's Retirement. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit.

5.2 TERMINATION BENEFIT. If a Participant experiences a Termination of Employment prior to his or her Retirement, the Participant shall receive a Termination Benefit, which shall be equal to the vested portion of the Participant's Account Balance. Such Benefit shall be payable in either a lump sum or in equal monthly payments over a period of 60, 120, or 180 months, as selected by the Participant, in connection with his or her commencement of participation in the Plan, on the initial Election Form. The lump sum payment shall be made, or installment payments shall commence, on the date at or after his or her Termination of Employment specified on the Election Form. The Participant may change these elections to an allowable alternative payout format by submitting a new Election Form to the Committee, provided that any such new Election Form is submitted at least 3 years prior to the Participant's Termination of Employment. The Election Form most recently accepted by the Committee shall govern the payout of the Termination Benefit.

5.3 DEATH PRIOR TO COMPLETION OF BENEFITS. If a Participant dies after Retirement or Termination of Employment but before the applicable benefit is paid in full, the Participant's unpaid benefits shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the beneficiary and allowed at the sole and absolute discretion of the Committee. The lump sum payment will be the Participant's Account Balance at the time of his or her death.

5.4 DISABILITY. A Participant suffering a Disability shall continue to be considered employed or in service and shall be eligible for the benefits provided for in Articles 4, 5, and 6 in accordance with the provisions of those Articles, unless the Committee determines during such Disability, in its sole and absolute discretion, that the Participant shall, for purposes of the Plan, be deemed to have experienced a Termination of Employment.



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




                                    ARTICLE 6
                        PRE-TERMINATION SURVIVOR BENEFIT

6.1 PRE-TERMINATION SURVIVOR BENEFIT. If a Participant dies before he or she Retires or has a Termination of Employment, the Participant's Beneficiary shall receive a Pre-Termination Survivor Benefit equal to the Participant's Account Balance.

6.2 PAYMENT OF PRE-TERMINATION SURVIVOR BENEFITS. The Pre-Termination Survivor Benefit shall be paid in the payment period previously elected by the Participant for the payment of the Termination Benefit, or, if the Participant was eligible to Retire at the time of his or her death, the Retirement Benefit. However, the Pre-Termination Survivor Benefit payment may be made as a lump sum at the request of the Beneficiary and with the consent of the Committee, in its sole and absolute discretion. The first (or only payment, if made in lump sum) shall be made within 60 days of the Committee's receiving proof of the Participant's death.



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                                    ARTICLE 7
                             BENEFICIARY DESIGNATION

7.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designation under any other plan of an Employer in which the Participant participates.

7.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Where required by law or by the Committee, in its sole and absolute discretion, if the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

7.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

7.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and 7.3 above, or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be paid to the Participant's estate.

7.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its sole and absolute discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

7.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                    ARTICLE 8
                                LEAVE OF ABSENCE

8.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment or service of the Employer, the Participant shall continue to be considered actively employed by, or in the service of, the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

8.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment or service of the Employer, the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the date the Participant returns to paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                    ARTICLE 9
                     TERMINATION, AMENDMENT OR MODIFICATION

9.1 TERMINATION. Any Employer reserves the right to terminate the Plan at any time with respect to Participants employed by, or in the service of, the Employer. Upon the termination of the Plan, a Participant's Account Balance shall be paid out as though the Participant had experienced a Termination of Employment on the date of Plan termination, or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination, or, if Plan termination occurs after the Participant Retired and commenced (but not completed) distribution hereunder, benefits shall continue to the Participant pursuant to the terms hereof without regard to the termination. Prior to a Change in Control, an Employer shall have the right, in its sole and absolute discretion, and notwithstanding any elections made by the Participant, to pay all such benefits in a lump sum.

9.2 AMENDMENT. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer; provided, however, that no amendment or modification shall be effective to decrease a Participant's Account Balance, calculated as though the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. In addition, no amendment or modification of the Plan shall affect the right of any Participant or Beneficiary who was eligible to or did Retire on or before the effective date of such amendment or modification to receive benefits in the manner he or she elected.

9.3 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5, 6, or 9 of the Plan shall completely discharge all obligations to a Participant under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 10
                                 ADMINISTRATION

10.1 COMMITTEE DUTIES. This Plan shall be administered by a Committee which shall consist of individuals selected by the President and Chief Executive Officer of the Company. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any Committee member must recuse himself or herself on any matter of personal interest to such member that comes before the Committee.

10.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to any Employer.

10.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4 INDEMNITY OF COMMITTEE. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

10.5 EMPLOYER INFORMATION. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 11
                                CLAIMS PROCEDURES

11.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within 60 days of the making of the claim, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial of the claim, or any part of it;

                  (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the claim review procedure set forth in Section 11.3 below.

11.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure begins, the Claimant (or the Claimant's duly authorized representative):

         (a)      may review pertinent documents;

         (b)      may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

11.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)      specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)      such other matters as the Committee deems relevant.

11.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 12
                                      TRUST

12.1 ESTABLISHMENT OF TRUST. The Employers shall establish the Trust and shall transfer over to the Trust such assets, if any, as the Committee determines from time to time and in its sole discretion, are appropriate.

12.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Participant and the creditors of the Employers to the assets transferred to the Trust. The Employers shall at all times remain liable to carry out their obligations under the Plan. The Employers' obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable right, interest or claim in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged and unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2 EMPLOYER'S LIABILITY. An Employer's liability for the payment of benefits shall be defined only by the Plan. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

13.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any fight to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

13.4 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

13.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an employee or a director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

13.6 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder.

13.7 TERMS. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The masculine pronoun shall be deemed to include the feminine and vice versa, unless the context clearly indicates otherwise.

13.8 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

13.9 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of California.

13.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to:

                            Human Resources Department
                            IT Corporation
                            2790 Mosside Boulevard
                            Monroeville, Pennsylvania 15146-2792

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

13.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

13.12 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

13.13 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

13.14 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

13.15 DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of a Participant's benefit under this plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of assets sufficient to meet the Participant's tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such taxation (which amount shall not exceed the Participant's vested Account Balance), which liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall reduce the benefits to be paid under this Plan.

13.16 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Company is aware that upon the occurrence of a Change in Control with respect to an Employer, the board of directors of such Employer (which might then be composed of new members) or a shareholder of such Employer, or of any successor corporation might then cause or attempt to cause the Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that an Employer or the Committee has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if an Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant or Beneficiary the benefits intended to be provided, then all Employers irrevocably authorize such person to retain counsel of his or her choice at the expense of the Employers to represent such person in connection with the initiation or defense of any litigation or other legal action, whether by or against an Employer, the Committee, or any director, officer, shareholder or other person affiliated with any of them or any successor thereto in any jurisdiction.

13.17 COUNTERPARTS. This instrument may be executed in one or more counterparts each of which shall be legally binding and enforceable.

13.18 SMALL PAYMENTS. Notwithstanding any other provision hereof, in the event that any Participant's or Beneficiary's Account hereunder is less than $5,000, the Committee may, in its discretion, automatically pay such amount in one lump sum, rather than installments, but in all other respects in accordance with the terms of the Plan or an applicable Election Form.

                  IN WITNESS WHEREOF, the Company has signed this Plan document on behalf of all Employers as of January 1, 1998.

                                            IT CORPORATION
                                            a California Corporation

                                            By: /s/ Anthony J. DeLuca
                                               ---------------------------------
                                                Anthony J. DeLuca

                                            Its: President
                                                --------------------------------